News release of Moventis Capital Inc., dated March 13, 2007 regarding the receipt of purchase orders for PTL Electronics Ltd.
EX-99.1

For Immediate Release

MOVENTIS CAPITAL PORTFOLIO COMPANY RECEIVES $1.6 MILLION IN PURCHASE ORDERS

PTL Electronics to provide electronics manufacturing services for Homeland Security/global wireless network applications in key emerging markets

VANCOUVER, BC (March 13, 2007)...  Moventis Capital, Inc. (OTCBB: MVTS), an acquisition and management company that acquires small and medium-sized private enterprises (SMEs) and provides resources and management to promote growth and enhance valuation, announces that its recently acquired portfolio company, PTL Electronics, Ltd. (PTL), has received more than US$1.6 million in purchase orders from long term customer, Unity Wireless Corporation, a leading developer of wireless network components.

The purchase orders are for the manufacture of electronics components for wireless network infrastructure projects worldwide, with delivery expected within the next quarter, ending June 30 2007. Some of the applications include:

-

Wireless Homeland Security applications in the United States

-

Repeaters for new wireless network infrastructures in Indonesia and Vietnam

-

New wireless network infrastructure for telecommunications providers in India

-

Base station products for deployment in Wi-Max wireless networks in Europe

-

Tower mount amplifiers for deployment in India.

According to PTL vice president of sales, David McAlpine, “Unity is a longstanding customer and we look forward to supporting their business growth through these new wireless infrastructure projects that are starting to be deployed through established telecommunications providers in high growth emerging markets.”

Moventis chief executive Blake Ponuick adds, “Since we closed the acquisition of PTL in November, they have continued to build a backlog of purchase orders from new and existing customers, such as Unity. We plan to continue providing our shareholders with regular updates regarding the progress and financial performance of this and future portfolio companies.”

About Moventis Capital

Moventis Capital, a Delaware corporation, is a publicly traded acquisition and growth management company that seeks to acquire quality, established small and medium-sized enterprises (SMEs) and provide resources and management to improve growth and enhance valuations. Moventis intends to capitalize on an underserved market of successful SMEs, primarily privately held, that do not meet the size or industry requirements of many acquisition and investment firms. For more information, visit www.moventiscapital.com.

About Unity Wireless

Unity Wireless is a developer of key network components for wireless carriers and OEM sub-components for network infrastructure manufacturers. For more information about Unity Wireless, visit www.unitywireless.com.

Safe Harbor

Statements included in this news release, which are not historical in nature, are intended to be, and are hereby identified as "Forward-Looking Statements" for purposes of safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on management's current expectations or beliefs and are subject to numerous assumptions, risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements, including without limitation the ability of Moventis (or any other company mentioned in this release) to consummate acquisitions, obtain necessary financing and successfully grow operations, revenue and profitability. The PTL purchase orders mentioned in this release represent orders from customers for manufacturing services currently scheduled through June 30, 2007.  The actual dates of completion or when and how much revenue is booked may vary based on a number of factors affecting normal business operations, including changing customer needs and requirements. There can be no assurance that bookings will convert to revenue, or that PTL will be able to increase capacity to fulfill orders in a timely fashion.  Forward-Looking Statements may be identified by words including "outlook," "anticipate," "await," envision," "foresee," "aim at," "plans," "believe," "intends," "estimates," "expects" and "projects" including, without limitation, those relating to the company's financial expectations and future business prospects. Readers are directed to the Moventis filings with the US Securities and Exchange Commission, including its Risk Factors described in its Annual Report on Form 10-KSB for the fiscal year ended June 30, 2006 and its quarterly reports on Form 10-QSB; other risks or uncertainties may be detailed from time to time in future SEC filings for additional information and a presentation of the risks and uncertainties that may affect the company's business and results of operations. Any financial guidance provided in this news release is based on limited information available to Moventis at this time and is subject to change. Although management's expectations may change after the date of this news release, Moventis undertakes no obligation to revise or update this guidance or publicly release the results of any revision to these forward-looking statements.

Contact:

Allen & Caron (investors)

Matt Clawson

949-474-4300

matt@allencaron.com

Moventis Capital, Inc.

Blake Ponuick, CEO

604-535-3900

investors@moventiscapital.com